UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  DC  20549

FORM 8-K

CURRENT  REPORT

PURSUANT TO SECTION 13  OR  15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 8, 2010

MILLENNIUM PRIME, INC.
 (Exact name of registrant as specified in its Charter)

Delaware	0-28459	22-3360133
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

6538 Collins Avenue, # 262, Miami Beach, FL	33141
(Address of principal executive offices)	(Zip Code)

(786) 347-9309
(Registrant’s telephone number, including area code)

None
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement

On April 8, 2010 Millennium Prime, Inc., a Delaware corporation (the “Company”) entered into a Forbearance Letter with Quest Capital Markets, Inc. (“Quest”). On December 23, 2009, Quest acquired $769,635 of indebtedness (the “Debt”) due by the Company to certain third parties, the Debt is evidenced by convertible notes/debentures (the “Debt Instruments”) originally issued by the Company in 2004.  As of March 31, 2010, the total amount of the Debt including accrued and unpaid interest was $789,381.  The Debt is due on demand and Quest sought to foreclose on the Debt, as a result the Company and Quest entered into the Forbearance Letter, whereby Quest agreed for a period commencing on the date of the Forbearance Letter and ending July 31, 2010 not to exercise any of the rights granted to it upon an Event of Default as defined in the Debt Instruments, in consideration the Company agreed to reduce the Conversion Price on the Debt to $.001 per share.

Item 3.02   Unregistered Sales of Equity Securities

On April 9, 2010, the Company issued an aggregate of 160,875,000 shares of its Common Stock to several entities; John F. Marchese, the Company’s sole officer and director (75,000,000), JPA Capital, LLC, a principal shareholder of the Company (85,000,000), and Private Resource Holdings LLC (875,000).  The shares were issued as compensation for services rendered to the Company by each recipient. The shares were issued in reliance upon the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act.  The certificates evidencing the above mentioned shares contain a legend (1) stating that the shares have not been registered under the Act and (2) setting forth or referring to the restrictions on transferability and sale of the shares under the Act.

On April 9, 2010, the Company issued 22,000,000 shares of its Common Stock to Quest Capital Markets, Inc. upon the conversion of an aggregate of $22,000.00 of outstanding indebtedness.  The original debt was incurred by the Company in 2004.  The certificates evidencing the above mentioned shares were issued without legend in that Rule 144 permits the Quest to tack back to the date of the debt which was more than one year prior to issuance.

Item 9.01     Financial Statements and Exhibits

c)           Exhibits

99.1   Forbearance Letter dated April 8, 2010 between the Company and Quest Capital Markets Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MILLENNIUM PRIME, INC.
(Registrant)

Dated: April 13, 2010	By:	/s/ John F. Marchese
John F. Marchese
Chief Executive and Financial Officer